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                                                                   Exhibit 4.5



                                 AMENDMENT
                        THE SEIBELS BRUCE GROUP, INC.
                    1996 STOCK OPTION PLAN FOR EMPLOYEES


         Pursuant to the power reserved in Section 12 of The Seibels Bruce

Group, Inc. 1996 Stock Option Plan for Employees (the "Plan"), the Board of

Directors of The Seibels Bruce Group, Inc. has amended the Plan, effective

October 8, 1998, as follows:



         The number "2,500,000" has been substituted for the number

"5,000,000' in Section 4 of the Plan.




                                THE SEIBELS BRUCE GROUP, INC.




                                By:    /s/ Matt P. McClure
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                                Title: General Counsel and Corporate Secretary
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                                Date:  October 8, 1998
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